CONSENT OF INDEPENDENT AUDITORS

        We consent to the incorporation by reference of our report dated May 15, 2003, except for Note 6 dated June 10, 2003 on the German American Bancorp Employees’ Profit Sharing Plan (the Plan) financial statements as of December 31, 2002 and 2001 and for the year ended December 31, 2002 included in the 2002 Annual Report on Form 11-K of the Plan into German American Bancorp’s Registration Statement on Form S-8 (SEC File No. 333-81839) filed with the Securities and Exchange Commission.

/s/ Crowe Chizek and Company LLC Crowe Chizek and Company LLC
South Bend, Indiana June 27, 2003